Exhibit (a)(45)

                               THE RBB FUND, INC.

                              ARTICLES OF AMENDMENT

         THE RBB FUND, INC., a Maryland corporation having its principal office in the State of Maryland in Baltimore City, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

         FIRST:   The  charter  of  the   Corporation   is  hereby   amended  by
re-designating the previously designated but unissued shares of Class YYY (Bear Stearns CUFS Fund) as follows:

------------------------------------ --------------------------------------
         OLD DESIGNATION                     NEW DESIGNATION
------------------------------------ --------------------------------------

------------------------------------ --------------------------------------
Class YYY Bear Stearns CUFS Fund     Class  YYY  Bear  Stearns  CUFS  MLP
                                     Mortgage Portfolio
------------------------------------ --------------------------------------

         SECOND: The foregoing amendment to the charter of the Corporation was approved by the vote of a majority of the entire Board of Directors at a meeting held on November 8, 2006. The foregoing amendment is limited to a change expressly permitted by Section 2-605 of the Maryland General Corporation Law to be made without action by the stockholders of the Corporation.

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         IN WITNESS WHEREOF,  the  Corporation,  has caused these presents to be signed in its name and on behalf by its duly authorized President who acknowledges that these Articles of Amendment are the act of the Corporation, that to the best of his knowledge, information and belief, all matters and facts set forth herein relating to the authorization and approval of these Articles are true in all material respects, and that this statement is made under the penalties of perjury.

                                                         THE RBB FUND, INC.


                                                         By: /s/ Edward J. Roach
                                                            --------------------
                                                         Edward J. Roach
                                                         President

WITNESS:

By: /s/ Tina M. Payne
   ------------------
Tina M. Payne
Secretary